Exhibit 10.16

CONFIDENTIAL TREATMENT REQUEST [***] INDICATES INFORMATION THAT HAS BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934,  THIS INFORMATION HAS BEEN FILED UNDER SEPARATE COVER WITH THE COMMISSION.

RENTAL AGREEMENT

THIS RENTAL AGREEMENT (this “Agreement”) dated as of May 15, 2009 (the “Effective Date”), is entered into between CRYOPORT, INC., a Nevada corporation (“Lessor”), having a place of business at 20382 Barents Sea Circle, Lake Forest, California 92630, and FEDERAL EXPRESS CORPORATION, a Delaware corporation (“Lessee”), having a place of business at 3610 Hacks Cross Road, Memphis, Tennessee 38125, with respect to the following facts:

WHEREAS, Lessor has developed certain liquid nitrogen shipping vessels described more specifically in Schedule 1 hereto (each, a “Container”), and related services for the use and transport thereof (the “Related Services”).

WHEREAS, Lessee has entered into, or will enter into, one or more agreements to provide certain shipping services for one or more clinical research organizations, clinical research laboratories or similar testing facilities listed on Schedule 2, as amended from time to time by mutual written agreement of the parties hereto (each, a “Customer”), including without limitation to provide cold chain transportation of frozen clinical or biological research or diagnostic specimens from a Customer’s health care provider clients (each, a “Provider Client”) to such Customer.

WHEREAS, Lessee desires to provide cold chain transportation services between each Customer and its Provider Clients using Containers (“CryoPort Express”), and Lessor and Lessee desire to enter into this Agreement to facilitate such implementation of CryoPort Express on the terms and conditions hereof.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein, the parties agree as follows:

1. Lease.  On the terms and conditions of this Agreement, Lessor hereby leases to Lessee, and Lessee accepts for lease, such Containers as listed on any order placed by either a Customer or a Provider Client and accepted by Lessor in accordance with Section 2 (an “Order”), below, for the prices (“Fees”) stated on Schedule 2 hereto or as stated on the applicable Order Confirmation (defined below).

2.  Lease Transactions.  Each lease of a Container hereunder (each a “Lease Transaction”) shall take place as follows, and such policies and procedures as more specifically agreed in writing by the parties:

2.1  Each Customer or Provider Client that desires to use CryoPort Express shall place an Order either directly with Lessor, or with Lessee who in turn shall place such Order with Lessor, each in such manner and by such means as specified by Lessor.

Confidential Treatment Requested By CryoPort, Inc.

2.2  Lessor will use commercially reasonable efforts to accept or reject an Order as soon as possible and no later than 24 hours from receipt of the Order.  Each Order that is accepted shall be evidenced by issuance of an Order confirmation (“Order Confirmation”).  The Order Confirmation will confirm for each Lease Transaction the following:  (a) the Lessor facility where the Container shall be picked-up to begin the Lease Transaction and delivered to end the Lease Transaction, (b) the name and shipping address of the applicable Provider Client, (c) the shipping address of the applicable Customer, (d) the number and type of leased Container(s), (e) the lease term, and (e) the applicable Fees.  Acceptance or rejection of each Order will be communicated to the Provider Client or Customer placing the Order, and each Order Confirmation will be communicated to Lessee.  Acceptance of any Order is subject to Container availability.  The Provider Client or Customer placing the Order shall have the right to cancel a Lease Transaction four (4) days prior to the Commencement Date.  For these purposes, “Commencement Date” means the date that the Lease term commences as indicated on the Order Confirmation.  Lessor will make the Container(s) which are the subject of the Order available for pick-up by Lessee on the Commencement Date at the Lessor facility indicated on the Order Confirmation.

2.3  For each Lease Transaction, Lessee shall be responsible for delivering the applicable Container(s) from Lessor’s identified facility, to Provider Client’s shipping address, to Customer’s shipping address, and back to Lessor’s identified facility, each during the applicable Lease term, each as set forth on the applicable Order Confirmation.

2.4  For each Lease Transaction, unless Lessor otherwise expressly agrees in writing, Lessee shall not, and shall cause each Customer and Provider Client not to, use the applicable Containers for any purpose other than frozen clinical or biological research or diagnostic specimens, or transport the applicable Container to any party or address other than as specified in the applicable Order Confirmation.

2.5  Lessee shall provide Lessor with periodic good faith estimates of the reasonably anticipated demand for Containers hereunder, which shall be non-binding and for planning purposes only.

 3.   Movement Lease.

3.1  Containers shall be leased on a per movement basis (“Movement Lease”).  Lease Transactions commence on the Commencement Date and end at the end of each movement.  A movement is defined as that time when the Container is received by Lessee and completed with the Container has been returned to Lessor, as described in Section 2.  The Lessor shall be compensated by payment of the applicable Fees for each Lease Transaction where a Container has been tendered to Lessee for delivery at the commencement of the Lease Transaction.  A transaction is defined as a completed delivery and return of the Container.

3.2  If Lessee fails to return to Lessee the applicable Container prior to the end of the lease term as set forth on the applicable Order Confirmation, Lessee additionally shall pay to Lessor the applicable additional Fees specified in Schedule 2 hereto.

3.3  The parties shall specify on Schedule 2 which party shall be responsible for billing and collecting the Fees, together with Lessee’s transportation fees, for CrypPort Express for each Customer (and its Provider Clients).  For each Lease Transaction for a Customer (and its Provider Clients) for which Lessor is responsible for billings and collections, Lessor shall use the most-current fee schedule of Lessee’s transportation fees provided by Lessee for such Customer, and shall remit to Lessee the applicable transportation fees collected within thirty (30) days after collecting the same.  For each Lease Transaction for a Customer (and its Provider Clients) for which Lessee is responsible for billings and collections, Lessee shall use the most-current schedule of Fees for such Customer, and shall remit to Lessor the applicable Fees billed within thirty (30) days after billing the same.

Confidential Treatment Requested By CryoPort, Inc.

 4.  Delivery and Return.

4.1  Delivery.  Lessee shall take possession of the Container(s) on the Commencement Date at the Lessor facility identified on the Order Confirmation.  At the time of acceptance, Lessee must inspect the Container(s) and identify on Form - 001 (“Delivery Form”) the existence of any visible damages and both parties must sign such Delivery Form.  Unless otherwise indicated on the Delivery Form, the execution of the Delivery Form shall indicate that there are no such visible damages.  If Lessor delivers a Container that is not serviceable, Lessor will, at its own expense, promptly replace the non-serviceable Container utilizing, to the extent practical, a Lessee service for the transportation of such replacement Container.  Because of delivery and return logistics, Lessor reserves the right to substitute Container serial numbers for the Container serial numbers indicated on the Order Confirmation up until the execution of the Delivery Form.

4.2  Return.  Lessee must return the Container(s) to the Lessor facility specified in the Order Confirmation free and clear of any claims, liens or encumbrances in a serviceable, emptied and clean condition without damage, except for ordinary wear and tear.  The parties will execute Form-002 (“Return Form”) upon the return of the Container(s), indicating any non-allowable damages.  Unless otherwise indicated on the Return Form, the inspection by Lessor and the execution of the Return Form shall indicate that there are no such damages.

5.   Use of Containers.  Lessee shall, and shall cause each Customer and its Provider Clients to, (a) use the Containers in a careful and proper manner and in accordance with the use guidelines established from time to time by Lessor and provided to Lessee (the “Guidelines”), (b) not use the Containers or allow the Containers to be used for any unlawful purpose, (c) not modify the Containers, and (d) use every reasonable precaution to prevent loss or damage to the Containers and to prevent injury to persons and property.  Lessee shall cooperate fully with Lessor and any insurance companies producing insurance under Section 11 hereof in the investigation and defense of any claims and suits arising from the use or operation of the Containers.

6.  Loss or Damage.  Lessee will bear all risk of loss, damage, theft, destruction, attachment, seizure or the like (any such event being referred to as a “Casualty”) of or to the Container(s), reasonable wear and tear excepted, once the parties execute the Delivery Form.  Reasonable wear and tear shall include, but not be limited to plastic corners, door hinges, or any other similar areas that experience damage due to manufacturing or design flaws or defects.  No Casualty will impair the obligations of the Lessee to pay the Fees for the lease term of the applicable Lease Transaction.  Immediately upon Lessee becoming aware of a Casualty, Lessee will provide Lessor with written notice detailing such Casualty.  At Lessor’s sole option and upon notice to Lessee, Lessee shall promptly (a) reimburse Lessor for the reasonable costs of repairing the affected Container (but not exceeding the replacement value stated on Schedule 1 or any applicable Order Confirmation (“Replacement Value”)), or (b) pay Lessor the Replacement Value in the case of a lost Container or a Container with respect to which the cost of repair will exceed the Replacement Value.

Confidential Treatment Requested By CryoPort, Inc.

7.  Pricing; Payment of Fees.  Lessor’s current Fees for Lease Transactions, as well as applicable additional fees, are specified in Schedule 2.  The prices are valid for one year from the Effective Date of this Agreement.  Lessor shall be entitled to change the pricing thereafter on thirty (30) days’ written notice to Lessee.

8.  Lessee’s Exclusive Benefit.  The parties agree that this Agreement is executed for the benefit of Lessee’s exclusive use of the Container(s) leased hereunder, and Lessee shall not sublease, sublet, loan, or otherwise release to any third party (other than to an affiliate of Lessee performing transportation services in the ordinary course of Lessee’s business as currently conducted) use of any of the Container(s) unless expressly set forth in this Agreement or otherwise expressly agreed in writing by Lessor.

9.  Rights to Containers.  Lessor and Lessee agree that each Lease Transaction is an agreement of lease only and nothing contained in this Agreement may be construed as conveying to Lessee any right, title or interest in or to the Containers except as a lessee.  Lessee recognizes and acknowledges that Lessee has the right to maintain possession of the Container(s) conditional upon Lessee’s compliance with the terms of this Agreement.  Lessee will not, without the prior written consent of Lessor, assign or sublease any of the Containers, or hypothecate, pledge or otherwise encumber or suffer a lien upon or against or otherwise convey any interest in this Agreement or any Container leased hereunder (or purport to do any of the foregoing).  Lessee shall indemnify Lessor from any and all losses, liabilities, damages and expenses (including reasonable attorneys’ fees and costs) resulting from any such actual or purported assignment, sublease, hypothecation, pledge, encumbrance, lien or conveyance.  Upon request of Lessor, Lessee shall execute and deliver a financing statement or similar documents, and take such other actions, to permit Lessor to perfect a security interest in, or to evidence Lessor’s ownership of, the Containers.  Lessor will have the right at any time during the term of this Agreement period to inspect the leased Containers, including at Lessee’s facilities.  In addition, Lessee will not suffer to be removed any Lessor markings contained on any Container.

10.  Container Warranties; Limitations.  Lessor warrants that the Containers during the applicable lease term (a) meet the certification requirements as and when issued by the FAA or any other applicable governing body, and (b) will operate within the temperature ranges specified on Schedule 1 hereto for the periods stated therein when operated in accordance with the Guidelines, receipt of which is acknowledged by Lessee (“Authorized Warranty”).  Any claim against Lessor for breach of the Authorized Warranty or other duties must be made in writing and promptly pursued within one (1) year from the date of delivery of the Container(s) at issue.  Subject to the first sentence of this Section 10, the Containers are leased in “as is” condition.  Except as otherwise provided herein, Lessor will have no responsibility, and Lessee shall indemnify Lessor, for any and all claims, including any third-party claims relating to representations and warranties by Lessee outside the scope of the Authorized Warranty.

Confidential Treatment Requested By CryoPort, Inc.

THE AUTHORIZED WARRANTY STATED HEREIN IS IN LIEU OF ANY AND ALL WARRANTIES AND LESSOR DISCLAIMS ALL OTHER WARRANTIES RELATING TO THE CONTAINERS AND THE RELATED SERVICES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF NONINFRINGEMENT, FITNESS FOR A PARTICULAR PURPOSE OR MERCHANTABILITY.  EXCEPT AS OTHERWISE PROVIDED HEREIN, LESSOR SHALL NOT BE LIABLE TO LESSEE FOR ANY LIABILITY, LOSS OR DAMAGE CAUSED OR ALLEGED TO BE CAUSED DIRECTLY OR INDIRECTLY BY THE CONTAINER(S) OR RELATED SERVICES, INCLUDING, WITHOUT LIMITATION, ANY CONTAMINATION, SPILL OR LEAK FROM A CONTAINER.  IN NO EVENT WILL LESSOR BE LIABLE TO LESSEE FOR INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES, INCLUDING, WITHOUT LIMITATION, DAMAGES DUE TO LOSS OF USE, LOST PROFITS OR ANY INDIRECT DAMAGES, EVEN IF LESSOR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT OR OTHERWISE.

Lessor shall indemnify and hold harmless Lessee from and against any cargo loss or damage resulting from a container’s failure to perform with the representations and warranties set forth in this Section 10.  Lessor's liability to Lessee under this Section 10 for cargo loss or damage per shipment shall always be limited to the amount that Lessee pays for such loss or damage.

Lessee agrees to defend, indemnify and hold harmless Lessor and its affiliates, employees, officers, directors and owners (collectively, “Lessee Indemnified Parties”) from and against any and all losses, liabilities, damages and expenses (including reasonable attorneys’ fees and costs) resulting from any claim, demand, action or other proceeding, whether asserted or incurred during or subsequent to the Term (defined below), relating to or in any way arising out of the possession, maintenance, use, control, loss, damage or destruction of the Containers or any portion thereof, except for losses or injuries caused by Lessor’s negligence or breach of the Authorized Warranty.  Lessee will, promptly after it becomes aware of it, give Lessor prompt notice of any occurrence, event or condition in connection with which Lessor may be entitled to indemnification hereunder.

11.  Insurance.  Lessee will, at all times and at its own expense, during the Term hereof and for three years thereafter, maintain insurance insuring Lessor and Lessee, as their respective interests may appear and covering liability for bodily injury and property damage resulting from the transport of the Containers.  All such insurance shall be obtained in such amounts and from reputable companies as is customary in the industry.

12.  Events of Default.  The following shall be “Events of Default” hereunder with respect to any Container (and an Event of Default with respect to any Container shall be an Event of Default with respect to all Containers):  (a) Lessee shall default in payment of any Fees or other amounts due hereunder, (b) Lessee shall be in breach of any other term of this Agreement, or (c) Lessee shall become insolvent, makes a filing in bankruptcy, dissolves or otherwise terminates its corporate existence.  If an Event of Default occurs and should such Event of Default continue for more than five business days after Lessee’s receipt of written notice of such default, Lessor may, at its option, (i) require Lessee to return any or all Containers in accordance with Section 4.3, (ii) take possession of any or all Containers wherever found, enter into the premises or aircraft where the Container(s) are located and disconnect, render unusable and remove the Container(s) or (iii) require Lessor to pay as liquidated damages for loss of the benefit of its bargain and not as a penalty, their “Default Value” plus all Fees that are payable to the date that Lessor receives payment of the Default Value and such Fees.  “Default Value” means all unpaid Fees and other charges including cost of return to Lessor facility specified in the order.  The foregoing rights shall be in addition to any other rights and remedies available to Lessor at law or in equity.  No remedy referred to in this Section 12 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity.  No express or implied waiver by Lessor of any Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Event of Default.

Confidential Treatment Requested By CryoPort, Inc.

13.  Term and Termination.  This Agreement shall commence on the Effective Date, and shall be valid until one (1) year from the Effective Date (“Term”); provided, (a) this Agreement and any applicable Order Confirmation shall survive with respect to any Lease Transaction still in effect at such expiration date until the end of the lease period for that Lease Transaction and the return of the applicable Container(s) as provided herein, and (b) this Agreement shall automatically renew for additional one-year terms unless one party gives the other party written notice of non-renewal at least thirty (30) days prior to the then-current Term.  In addition, Lessor may terminate this Agreement on written notice to Lessee on the occurrence of any Event of Default that remains unremedied after the period of time specified in Section12 for Lessee’s cure.  Sections 10, 11, 13 and 14 shall survive termination or expiration of this Agreement.  Either party shall have the right to terminate this Agreement for convenience upon providing the other with thirty (30) days written notice.

14.  General Provisions.

14.1  Force Majeure.  No party to this Agreement shall be liable to the other party for any failure or delay in fulfilling an obligation hereunder other than payment of money, if said failure or delay is attributable to circumstances beyond its control, including, but not limited to, any fire, terrorism, power failure, labor dispute or government measure (“Force Majeure”).  The Parties agree that the deadline for fulfilling the obligation in question shall be extended for a period of time equal to that of the continuance of the Force Majeure.  Each party shall use all commercially reasonable efforts to minimize the effect of the Force Majeure on its performance under this Agreement.

14.2  Notices.  Notices under this Agreement shall be valid if given in writing and sent by recognized overnight courier, registered mail or fax to the addresses shown on the invoice.  Notices will be effective upon receipt.

14.3  Operation of Containers.  Lessee agrees that in its use and handling of the Containers it will strictly comply with the Guidelines and such additional instructions as Lessor shall provide in writing to Lessee.  Lessee agrees that it will comply with all applicable laws and regulations relating to its use and possession of the Containers.

14.4  Non-Waiver.  No failure by Lessor to exercise, nor delay by Lessor in exercising, any right or remedy which it may have under or with respect to this Agreement shall operate as a waiver thereof of any other right or remedy available to Lessor.  No waiver of any such right shall be effective unless the same shall be in writing and signed by Lessor.

Confidential Treatment Requested By CryoPort, Inc.

14.5  Integration.  This Agreement (including any Schedules and Order Confirmations) constitutes the entire agreement between the parties.  This Agreement only may be amended by a written agreement between authorized representatives of the parties.  If any portion of this Agreement is held to be invalid in any jurisdiction, such provisions shall be severed from this Agreement and the remaining provisions shall remain in full force and effect.  Any term or condition set forth in any Order, Order Confirmation or other document or instrument (other than as expressly required hereby) that conflicts with, or adds to, the terms of this Agreement shall be of no force or effect, except if such document or instrument is duly executed and delivered by each party and expressly and conspicuously references and supersedes this Agreement.

14.6  Confidentiality and Advertising Restrictions.  Except to the extent disclosure is required by applicable law, regulation or court order, the parties agree that this Agreement and the terms hereof shall be kept strictly confidential by them, and each party shall in each instance obtain the prior written approval of the other concerning exact text and timing of news releases, articles, brochures, advertisements, prepared speeches and other information releases concerning this Agreement.  No license or grant whatsoever pertaining to a party’s trademarks, tradename, logos, service marks or other intellectual property is granted to the other party pursuant to this Agreement.

14.7  UCC Filings; Additional Information.  Lessee will provide reasonable assistance to Lessor with respect to the Lessor’s recording, filing, re-recording and re-filing of any financing statements or other instruments as are reasonably necessary to maintain the perfected security interest and ownership interest of Lessor in each Container, together with such instruments, in execution form, and such other information as may be required to enable it to take such actions.

14.8  Assignment.  Lessee acknowledges that this Lease Agreement and its rights, duties and obligations are personal to Lessee and may not be assigned, delegated or otherwise transferred by Lessee without Lessor’s prior written consent.  Any attempted assignment, delegation or transfer by Lessee in violation of this subsection 14.8 will be void and will constitute a material breach of this Lease Agreement.  Nothing herein shall be construed to limit Lessor’s right or ability to assign, delegate or transfer this Lease Agreement.

14.9  Governing Law.  This Agreement will be governed and construed in accordance with the laws of the State of Delaware without reference to the conflicts of laws provisions thereof.

14.10  Counterparts.  THIS AGREEMENT MAY BE EXECUTED IN COUNTERPARTS, EACH OF WHICH, WHEN SO EXECUTED AND DELIVERED, SHALL CONSTITUTE AN ORIGINAL, FULLY ENFORCEABLE COUNTERPART FOR ALL PURPOSES EXCEPT THAT ONLY THE COUNTERPART STAMPED OR MARKED ‘COUNTERPART NUMBER 1’ SHALL CONSTITUTE ‘CHATTEL PAPER’ OR OTHER ‘COLLATERAL’ WITHIN THE MEANING OF THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY JURISDICTION.

Confidential Treatment Requested By CryoPort, Inc.

EACH PARTY’S SIGNATURE BELOW ACKNOWLEDGES THAT SUCH PARTY HAS READ AND UNDERSTANDS EACH OF THE TERMS AND CONDITIONS OF THE AGREEMENT AND AGREES TO BE BOUND BY THEM.

FEDERAL EXPRESS CORPORATION	CRYOPORT, INC.

BY: /s/ Jerry Beyl	BY: /s/ Larry Stambaugh

NAME: Jerry Beyl	NAME: Larry Stambaugh

TITLE: Vice President FedEx Worldwide Svcs	TITLE: Chairman and CEO

Confidential Treatment Requested By CryoPort, Inc.

SCHEDULE 1

CONTAINERS

Model No.: EXP5

Description: The CryPort Express Shipper Model No. EXP 5 is an IATA certified cryogenic dry vapor shipping container which holds 5.5 liters liquid nitrogen and has a full weight of 10.2 kilograms.

Replacement Cost: [***]

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[ADDITIONAL MODELS MAY BE ADDED
BY MUTUAL WRITTEN AGREEMENT OF THE PARTIES]

Confidential Treatment Requested By CryoPort, Inc.

SCHEDULE 2

CUSTOMERS AND FEES

Customer: [***]

Billing Party: Lessor

Fees: [***] for each Lease Transaction, for up to 14 calendar days after the applicable Commencement Date

Additional Fees:  [***] for each Lease Transaction, if the Container is not returned to Lessor within 14 calendar days after the applicable Commencement Date, for each period of 14 calendar dsays (or portion thereof) thereafter, up to a maximum of [***] for each Lease Transaction

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[ADDITIONAL CUSTOMERS MAY BE ADDED  BY MUTUAL WRITTEN AGREEMENT OF THE PARTIES]